UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[  ] Definitive Information Statement

DATA CALL TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

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2) Aggregate number of securities to which transaction applies:

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[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Explanatory Note

This revised PRECR14C on Schedule 14C amends the Preliminary Information Statement of Data Call Technologies, Inc. filed on April 29, 2019 (the “Pre14C”) for the purpose of correcting the first WHEREAS paragraph on Exhibit 1.A attached to the PRER14C. This clerical error was just detected by the Company’s senior executive officers, and the final and correct version is being filed herein as the Joint Written Consent of the Board of Directors and Majority Consenting Stockholders of Data Call Technologies, Inc. on this PRER14C. The Company does not, at present, intend to implement or recommend to stockholders a reverse split of the outstanding shares of Common Stock.

No other changes have been made to the Preliminary Information Statement.

INFORMATION STATEMENT
OF
DATA CALL TECHNOLOGIES, INC.
700 South Friendswood Drive, Suite E
Friendswood, TX 77546
(866) 219-2025

To the Holders of Common Stock and Preferred Stock:

This Preliminary Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Common Stockholders”) of Common Stock, par value $0.001 per share (the “Common Stock”) and to the holder (the “Preferred Stockholder”) of our Series B Preferred, par value $0.001 per share (the “Preferred Stock”), of Data Call Technologies, Inc., Inc., a Nevada corporation (the “Company”), to notify such Common Stockholders and Preferred Stockholder that on April 26, 2019, the Company received a written consent in lieu of a meeting of certain persons who are the holders of a majority of the Company’s shares of voting capital stock, consisting of certain Common Stockholders and the sole Preferred Stockholder. The Series B Preferred Stock has the right to vote in the aggregate, on all shareholder matters, votes equal to 51% of the total shareholder vote on any and all shareholder matters. The Series B Preferred Stock will be entitled to this 51% voting right no matter how many shares of Common Stock or other voting stock of Data Call Technologies stock is issued and outstanding in the future. The Series B Preferred Stockholders and certain Common Stockholders holding in the aggregate approximately 63.94% of the total voting power of all issued and outstanding voting shares of the Company (the “Majority Consenting Stockholders”) together with the unanimous consent of the Company’s Board of Directors, authorized the following in writing (the “Joint Written Consent”), a copy of which is attached as Exhibit A hereto:

● The increase in the number of authorized shares of Common Stock from two hundred million (200,000,000) shares of Common Stock to four hundred and ninety million (490,000,000) shares of Common Stock (the “Authorized Common Stock Share Increase”);

We have attached as Appendix A hereto a form of the proposed amendment of Article IV to the Articles of Incorporation, the increase in authorized shares of common stock to four hundred ninety million (490,000,000) shares.

On April 26, 2019, the Board of Directors of the Company (the “Board”) approved, and recommended for approval to the holders of Series B Preferred Stock and Common Stock having the power to vote with respect to the Common Stock, the: (i) Authorized Common Stock Share Increase (the “Action”). On April 26, 2019, the Majority Consenting Stockholders approved the Action by written consent in lieu of a meeting in accordance with the provisions of chapter 78.2055 of the Nevada Revised Statute (“NRS”). Accordingly, and based upon the Joint Written Consent of the Majority Consenting Stockholders and Board, your consent is not required and is not being solicited in connection with the approval of the Action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The Board believes that the Common and Series B Preferred Stockholders of the Company will benefit from this Action because it believes that the Company will be able to have sufficient authorized but unissued shares of Common Stock available attract new investors for its business. In addition, the Board believes that the Common and Series B Preferred Stockholders of the Company will benefit from the Authorized Common Stock Share Increase because such change may allow the Company greater flexibility in pursuing acquisitions, equity investments and other opportunities to expand and grow its business, although there can be no such assurance.

INTRODUCTION

Chapter 78.2055 of the Nevada Revised Statute (“NRS”) provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. The NRS, however, requires that in the event an action is approved by written consent, a Company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Company.

In accordance with the foregoing, we will mail the Notice to the Common and Series B Stockholders on or about ___, 2019.

This Information Statement contains a brief summary of the material aspects of the Action approved by the Board of Directors (the “Board”) of Data Call Technologies, Inc. (the “Company,” “we,” “our” or “us”) and the holder of Series B Preferred Stock, which have voting rights with respect to the Common Stock and, together with certain holders of Common Stock, constitute a majority of the voting power of the Common Stock.

SERIES B PREFERRED STOCK

During the quarter ended September 30, 2014 the Company amended its Articles of Incorporation to authorize 1,000,000 shares of Series B Preferred Stock at a par value of $0.001 and issued 10,000 shares. The Series B shares were valued at $76,000 and were expensed during 2014. The Series B Preferred Stock may be issued in one or more series by the terms of which may be and may include preferences as to dividends and liquidation, conversion, redemption rights and sinking fund provisions. The Series B Preferred Shares have the right to vote in the aggregate, on all shareholder matters votes equal to 51% of the total shareholder vote on any and all shareholder matters. The Series B Preferred Stock will be entitled to this 51% voting right no matter how many shares of common stock or other voting stock of Data Call Technologies stock is issued and outstanding in the future.

As of April26, 2019, there were issued and outstanding (i) 155,997,103 shares of our Common Stock, and (ii) 10,000 shares of our Series B Preferred. Based upon the 155,997,103 shares of Common Stock issued and outstanding, Mr. Vance’s Series B Preferred Stock is entitled to 79,558,522 votes. In addition, Mr. Vance owns 20,190,000 shares of Common Stock. He owns 99,748,588 of voting shares.

ACTION TO BE TAKEN

The Authorized Share Increase will become effective on the date that we file the Amended Articles of Incorporation of the Company (the “Amendment”) with the Secretary of State of the State of Nevada. Such filing can occur no earlier than twenty (20) calendar days after the mailing of the Definitive Information Statement.

We currently expect to file the Amendment on or about May __, 2019.

With respect to the Action described in this Information Statement, the Board reserves the right, notwithstanding that the Series B Stockholder and certain Common Stock Holders have approved such Action, to elect not to proceed with such Action if, at any time prior to filing the Amendment, the Board, in its sole discretion, determines that it is no longer in the Company’s best interests and the best interests of the Company’s stockholders to consummate the Action.

INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

GENERAL

The number of authorized shares of our Common Stock will be increased from two hundred million (200,000,000) shares to four hundred ninety million (490,000,000) shares (the “Authorized Common Stock Share Increase”).

As of April 26, 2019, , there were issued and outstanding155,997,103 shares of our Common Stock and only 200,000,000 authorized shares of Common Stock, leaving the Company with approximately 44 million shares for potential acquisitions, equity raises, hiring and retaining qualified personnel to support potential future growth and having a sufficient number of authorized but unissued shares of Common Stock to further our growth plans.

PURPOSE AND EFFECT OF INCREASING THE NUMBER OF AUTHORIZED SHARES

The additional shares of Common Stock for which authorization is sought would be part of the existing class of Common Stock, if and when issued. These shares would have the same rights and privileges as the shares of Common Stock currently outstanding. Holders of the Company’s Common Stock do not have preemptive rights to subscribe for and purchase any new or additional issues of Common Stock or securities convertible into Common Stock.

The Board of Directors believes that the increase in the number of authorized shares of Common Stock is in the best interests of the Company and its stockholders. The purpose of increasing the number of authorized shares of Common Stock is to have shares available for issuance for such corporate purposes as the Board of Directors may determine in its discretion, including, without limitation:

● conversion of convertible securities

● retiring convertible debt

● investment opportunities

● stock dividends or other distributions

● future financings and other corporate purposes

● future acquisitions

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following table lists the number of shares of Common Stock of our Company as of April 26, 2019 that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within sixty (60) days. Under the rules of the SEC, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he/she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percentage of Common Stock Owned (1)
Timothy Vance, CEO and Chairman	20,190,000	12.94%
700 South Friendswood Drive, Suite E
Friendswood, TX 77546

Gary D. Woerz, CFO and Director	17,700,000	11.35%
700 South Friendswood Drive, Suite E
Friendswood, TX 77546

John Schafer, Director	1,000,000	0.64%
700 South Friendswood Drive, Suite E
Friendswood, TX 77546

Director and Officer (3 person)	38,890,000	24.93%

(1) Applicable percentage ownership is based on 155,997,103 shares of Common Stock outstanding as of April 26, 2019. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock that are currently exercisable or exercisable within 60 days of April 26, 2019 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

ADDITIONAL INFORMATION

The Company is subject to the filing requirements of the Exchange Act, and in accordance therewith files reports, proxy/information statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “Exchange Act Filings”) with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, NE Washington, D.C, 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE Washington, D.C 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

We will also provide without charge, to each person to whom a proxy/information statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates). Such requests should be directed to the address and phone number indicated below. This includes information contained in documents filed subsequent to the date on which definitive copies of the proxy statement are sent or given to security holders, up to the date of responding to the request.

By order of the Board of Directors of

Data Call Technologies, Inc.

700 South Friendswood Drive, Suite E

Friendswood, TX 77546

(866) 219-2025

Date: April 30, 2019

By:	/s/ Timothy E. Vance
Timothy E. Vance, Chief Executive Officer

Exhibit A.1

EXHIBIT 1.A

JOINT WRITTEN CONSENT
OF THE
BOARD OF DIRECTORS
AND
MAJORITY CONSENTING STOCKHOLDERS
OF
DATA CALL TECHNOLOGIES, INC.

The undersigned, being the members of the board of directors of Data Call Technologies, Inc., a Nevada corporation (the “Corporation”), together with the written consent of the holders of a majority of the outstanding shares of the Corporation’s Common Stock, par value $0.001 (the “Common Stock”) and the Corporations Series B Preferred Stock, par value $0.001 (the “Preferred Stock”), acting pursuant to the authority granted by NRS 78.320 of the Nevada Corporation Law and the by-laws of the Corporation, do hereby adopt the following resolutions, which resolutions have been approved by the written consent of the holders of a majority of the Corporation’s outstanding shares of Common Stock (the “Majority Consenting Stockholders”) as of this 26th day of April 2019.

AMENDMENT TO THE CORPORATION’S ARTICLE OF INCORPORATION

WHEREAS, the undersigned members of the Corporation’s Board of Directors and Majority Consenting Stockholders have determined, after reviewing the capital structure of the Corporation, including the number of authorized, currently issued and outstanding shares of Common Stock and the shares of Common Stock available for future issuance, to amend the Articles of Incorporation to increase the number of authorized shares of Common Stock, as set forth below:

NOW, THEREFORE, BE IT RESOLVED, that the Articles of Incorporation of this Corporation be amended by changing Article Fourth so that, as amended, said Article Fourth shall be and read as follows:

Fourth: The total number of shares of all classes of stock which the Corporation shall have authority to issue shall be five hundred million (500,000,000) shares, of which four hundred ninety million (490,000,000) shares shall be common stock, par value $0.001 per share (the “Common Stock”) and ten million (10,000,000) shares shall be preferred stock, par value $.001 per share (the “Preferred Stock”).

FURTHER RESOLVED, that, subject to the foregoing, any officer of the Corporation, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and execute and deliver any additional instruments, Articles, filings or other documents and to take any additional steps as any such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolution;

FURTHER RESOLVED, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation.

FURTHER RESOLVED , that this Joint Written Consent of the Board of Directors and Majority Consenting Stockholders shall be added to the corporate records of this Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the Board of Directors and the consenting stockholder of this Corporation. This Joint Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Joint Written Consent.

FURTHER RESOLVED , that the undersigned, constituting the entire Board of Directors and the Majority Consenting Stockholders of the Corporation, hereby take the following actions without the formality of convening a Meeting of Stockholders in accordance with NRS 78.320 of the Nevada Corporation Law, as amended, with the same effect as if such actions were taken pursuant to resolutions presented to and adopted by the Holders of the Majority of Shares Entitled to Vote thereof (the Majority Consenting Stockholders), and thereby direct that this Joint Written Consent of the Board of Directors and Majority Consenting Stockholders be filed with the minutes of the meetings of the Corporation.

DATA CALL TECHNOLOGIES, INC.

By its Board of Directors:

/s/ Timothy E. Vance, Director
/s/ Gary D. Woerz, Director
/s/ John Schafer, Director

Dated: April 26, 2019

Name of Majority Consenting Stockholders	Number of Voting Shares
/s/ Timothy Vance	99,748,522
Total	99,748,522
Percent	63.94

Dated: April 26, 2019